PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                   For the Three Months Ended
                                                           March 31,
                                                   ----------------------------
                                                      2006           2005
                                                   ------------   ------------

Net income...................................       $ 114,216      $  96,411
   Add: Minority interest in income..........           7,159         10,644
   Less: Minority interest in income which do
     not have fixed charges..................          (3,452)        (4,277)

   Less: Equity in earnings of investments...          (3,466)        (5,678)
   Add: Cash distributions from investments..           5,776          4,537
   Less: Impact of discontinued operations...             (42)        (1,107)
                                                   ------------   ------------
Adjusted net income..........................         120,191        100,530
   Interest expense..........................           1,557          1,663
                                                   ------------   ------------
Total earnings available to cover fixed charges     $ 121,748      $ 102,193
                                                   ============   ============
Total fixed charges - interest expense (a)...       $   2,273      $   2,328
                                                   ============   ============
Cumulative preferred stock dividends.........       $  46,615      $  40,413
Preferred partnership unit distributions.....           3,591          5,375
Allocations pursuant to EITF Topic D-42......               -         (2,778)
                                                   ------------   ------------
Total preferred distributions................       $  50,206      $  48,566
                                                   ============   ============
Total combined fixed charges and preferred
  stock distributions........................       $  52,479      $  50,894
                                                   ============   ============
Ratio of earnings to fixed charges...........           53.56x         43.90x
                                                   ============   ============
Ratio of earnings to combined fixed charges..            2.32x          2.01x
                                                   ============   ============





                                                                 For the Year Ended December 31,
                                                   -  --------------------------------------------------------------------------
                                                          2005           2004            2003           2002            2001
                                                      -----------   -------------     -----------    ------------   ------------
                                                                 (Amounts in thousands)
Net income...................................          $ 456,393       $ 366,213      $ 336,653       $ 318,738      $ 324,208
   Add: Minority interest in income..........             32,651          49,913         43,703          44,087         46,015
   Less: Minority interest in income which do
     not have fixed charges..................            (15,161)        (17,099)       (13,610)        (14,307)       (11,243)

   Less: Equity in earnings of investments...            (24,883)        (22,564)       (24,966)        (29,888)       (38,542)
   Add: Cash distributions from investments..             23,112          20,961         17,754          19,496         24,124
   Less: Impact of discontinued operations...             (6,377)            901         (3,920)         11,808          1,632
                                                      -----------   -------------     -----------    ------------   ------------
Adjusted net income..........................            465,735         398,325        355,614         349,934        346,194
   Interest expense..........................              8,216             760          1,121           3,809          3,227
                                                      -----------   -------------     -----------    ------------   ------------
Total earnings available to cover fixed charges        $ 473,951       $ 399,085      $ 356,735       $ 353,743      $ 349,421
                                                      ===========   =============     ===========    ============   ============
Total fixed charges - interest expense (a)...          $  11,036       $   4,377      $   7,131       $  10,322      $  12,219
                                                      ===========   =============     ===========    ============   ============
Cumulative preferred stock dividends.........          $ 173,017       $ 157,925      $ 146,196       $ 148,926      $ 117,979
Preferred partnership unit distributions.....             16,147          30,423         26,906          26,906         31,737
Allocations pursuant to EITF Topic D-42......              8,412          10,787          7,120           6,888         14,835
                                                      -----------   -------------     -----------    ------------   ------------
Total preferred distributions................          $ 197,576       $ 199,135      $ 180,222       $ 182,720      $ 164,551
                                                      ===========   =============     ===========    ============   ============
Total combined fixed charges and preferred
  stock distributions........................          $ 208,612       $ 203,512      $ 187,353       $ 193,042      $ 176,770
                                                      ===========   =============     ===========    ============   ============
Ratio of earnings to fixed charges...........              42.95x          91.18x         50.03x          34.27x         28.60x
                                                      ===========   =============     ===========    ============   ============
Ratio of earnings to combined fixed charges..               2.27x           1.96x          1.90x           1.83x          1.98x
                                                      ===========   =============     ===========    ============   ============


                                   Exhibit 12

                              PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

Supplemental Disclosure of Ratio of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") to Fixed Charges (a):


                                                   For the Three Months Ended
                                                           March 31,
                                                   ----------------------------
                                                      2006           2005
                                                   ------------   ------------

Net Income...................................       $ 114,216      $  96,411
Add - Depreciation and amortization (including
discontinued operations).....................          50,070         48,005
Less - Depreciation allocated to minority
interests....................................            (312)        (1,320)
Add - Depreciation included in equity in
  earnings of real estate entities...........           9,254          8,685

Add - Minority interest - preferred .........           3,591          6,249
Add - Interest expense ......................           1,557          1,663
                                                   ------------   ------------
EBITDA available to cover fixed charges (b)..       $ 178,376      $ 159,693
                                                   ============   ============
Total fixed charges - interest expense (a)...       $   2,273      $   2,328
                                                   ============   ============
Preferred stock dividends....................       $  46,615      $  40,413
Preferred partnership unit distributions.....           3,591          5,375
   Allocations pursuant to EITF Topic D-42...               -          2,778
                                                   ------------   ------------
Total preferred distributions................       $  50,206      $  48,566
                                                   ============   ============
Total combined fixed charges and preferred
  stock distributions........................       $  52,479      $  50,894
                                                   ============   ============
Ratio of EBITDA to fixed charges.............           78.48x         68.60x
                                                   ============   ============
Ratio of EBITDA to combined fixed charges and
  preferred stock distributions..............            3.40x          3.14x
                                                   ============   ============





                                                                 For the Year Ended December 31,
                                                   -  --------------------------------------------------------------------------
                                                          2005           2004            2003           2002            2001
                                                      -----------   -------------     -----------    ------------   ------------
                                                                 (Amounts in thousands)
Net Income...................................          $ 456,393       $ 366,213      $ 336,653       $ 318,738      $ 324,208
Add - Depreciation and amortization (including
discontinued operations).....................            196,485         184,345        188,003         181,648        168,061
Less - Depreciation allocated to minority
interests....................................             (3,403)         (6,046)        (6,328)         (8,087)        (7,847)
Add - Depreciation included in equity in
  earnings of real estate entities...........             35,425          33,720         27,753          27,078         25,096

Add - Minority interest - preferred .........             17,021          32,486         26,906          26,906         31,737
Add - Interest expense ......................              8,216             760          1,121           3,809          3,227
                                                      -----------   -------------     -----------    ------------   ------------
EBITDA available to cover fixed charges (b)..          $ 710,137       $ 611,478      $ 574,108       $ 550,092      $ 544,482
                                                      ===========   =============     ===========    ============   ============
Total fixed charges - interest expense (a)...          $  11,036       $   4,377      $   7,131       $  10,322      $  12,219
                                                      ===========   =============     ===========    ============   ============
Preferred stock dividends....................          $ 173,017       $ 157,925       $146,196        $148,926      $ 117,979
Preferred partnership unit distributions.....             16,147          30,423         26,906          26,906         31,737
   Allocations pursuant to EITF Topic D-42...              8,412          10,787          7,120           6,888         14,835
                                                      -----------   -------------     -----------    ------------   ------------
Total preferred distributions................          $ 197,576       $ 199,135      $ 180,222       $ 182,720      $ 164,551
                                                      ===========   =============     ===========    ============   ============
Total combined fixed charges and preferred
  stock distributions........................          $ 208,612       $ 203,512      $ 187,353       $ 193,042      $ 176,770
                                                      ===========   =============     ===========    ============   ============
Ratio of EBITDA to fixed charges.............              64.35x         139.70x         80.51x          53.29x         44.56x
                                                      ===========   =============     ===========    ============   ============
Ratio of EBITDA to combined fixed charges and
  preferred stock distributions..............               3.40x           3.00x          3.06x           2.85x          3.08x
                                                      ===========   =============     ===========    ============   ============



(a) EBITDA represents earnings prior to interest, taxes, depreciation, amortization, gains on sale of real estate assets and the impact of the application of EITF Topic D-42. This supplemental disclosure of EBITDA is included because financial analysts and other members of the investment community consider coverage ratios for real estate companies on a pre-depreciation basis.

                                   Exhibit 12